January 30, 2009

Skyhawk Funds Trust

8000 Towne Centre Drive

Broadview Heights, Ohio  44147

Re:  Skyhawk Funds Trust, File Nos. 811-21957 and 333-137714

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Skyhawk Fund Trust's  Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

 /S/ THOMPSON HINE LLP

THOMPSON HINE LLP